Exhibit 11.1

WIPRO LIMITED

WIPRO’S CODE OF CONDUCT TO REGULATE, MONITOR AND REPORT TRADING BY DESIGNATED PERSONS AND THEIR RELATED PERSONS

I.
INTRODUCTION

Wipro Limited (“Company”) is a public company whose equity shares are listed on the National Stock Exchange of India Limited and the BSE Limited and subject to the rules and regulations issued by the Securities and Exchange Board of India (“SEBI”). Additionally, the Company’s American Depositary Shares (“ADSs”) are listed on the New York Stock Exchange (“NYSE”) and the Company is also subject to the rules and regulations of the Securities Act, 1933 and the Securities Exchange Act of 1934, and the Securities and Exchange Commission, (“SEC”) United States of America.s

This Code of Conduct to Regulate, Monitor and Report Trading by Designated Persons of the Company and their Related Persons (“Code”) has been framed by the Company pursuant to the Securities and Exchange Board of India (Prohibition of Insider Trading) Regulations, 2015 as amended from time to time (“PIT Regulations”).

The objective of the Code is to prevent persons who have access to Unpublished Price Sensitive Information (“UPSI”) relating to the Company and / or its Securities to misuse such information and / or profit from such information. The Code lays down guidance for Designated Persons and their Related Persons, to understand their obligations under the PIT Regulations, including the procedures to be followed at the time of Trading in the Securities of and dealing with UPSI related to the Company or its Securities. For avoidance of doubt, ADSs representing Company’s underlying equity shares are also considered as Securities of the Company.

This Code is in addition to the PIT Regulations, and the Designated Persons and their Related Persons should be aware of, and comply with, the provisions of the PIT Regulations and this Code at all times, in their entirety.

II.
DEFINITIONS RELEVANT TO THE CODE

The definition of the terms referred to in this Code is attached as “Annexure A”.

A.
GENERAL POLICIES

A1.

Appointment of a Compliance Officer

The Chief Financial Officer of the Company has been designated as the Compliance Officer of the Company by the Board for the purpose of this Code.

The Compliance Officer shall function under the overall supervision of the Board, and be responsible for the following:

i.
Setting forth systems and processes in relation to the implementation of the Code and the PIT Regulations in consultation with the Board / Audit Committee, as the case may be;
ii.
Compliance of policies, procedures, maintenance of records and monitoring the adherence of procedures for the preservation of UPSI;
iii.
Maintaining records of the Designated Persons and their Related Persons and any changes made to the list;
iv.
Pre-clearance of trades by Designated Persons and their Related Persons;

v.
Monitoring of trades by Designated Persons and their Related Persons;
vi.
Assisting the Insider Trading Compliance Committee in monitoring implementation of the Code and other requirements under the overall supervision of the Board / Audit Committee as applicable and to inform the stock exchanges where the Securities of the Company are listed, in case of any violation of the PIT Regulations in the prescribed format and maintain a database of all such violations of the Code;
vii.
Provide report to Chairman of Audit Committee on a quarterly basis on the compliance status and such other additional reports as the situation may warrant;
viii.
Creating awareness for prevention of insider trading and obligations under this Code;
ix.
Assisting the employees in addressing any clarifications regarding the PIT Regulations and this Code; and
x.
Implementing internal controls to prevent insider trading under the supervision of the Managing Director and Chief Executive Officer (“MD & CEO”).
xi.
Any other duties and responsibilities as may be prescribed under the PIT Regulations, from time to time.

A2.

Constitution of an Insider Trading Compliance Committee

1.
The Board of Directors of the Company hereby constitutes an “Insider Trading Compliance Committee” of the Company to oversee implementation of the Code and take necessary actions that may be required to comply with the PIT Regulations.
2.
The Insider Trading Compliance Committee shall comprise the following members or such other members as the Board of Directors of the Company may nominate from time to time.
a.
Chairperson of the Audit Committee; and
b.
Chief Financial Officer of the Company.
B.
RESTRICTIONS ON COMMUNICATION / PROCUREMENT OF UPSI BY INSIDERS

B1.

Communication or procurement of UPSI

1.
Insiders who are in possession of UPSI shall handle such UPSI with care and deal with the UPSI strictly on a “need-to-know basis”.
2.
No Insider shall seek, communicate, provide or allow access to any UPSI relating to the Company or its Securities to any person including other Insiders, nor shall any Insider procure UPSI, except in furtherance of Legitimate Purposes, performance of duties and discharge of legal obligations.
3.
UPSI shall be disclosed only to those within the Company whose possession of such information will not give rise to a conflict of interest or misuse of information.
4.
Insiders shall take utmost care while handling UPSI. Confidentiality of UPSI must be maintained always under all circumstances.
5.
UPSI shall not be shared or discussed with anyone including any relative(s), friend(s) or outsiders, ex-colleagues, directly or indirectly through any means.
6.
Insiders shall not make any implicit communication that convey UPSI to securities analysts or investors or any other non UPSI holder in a selective manner.

7.
Insiders shall carefully handle UPSI documents while in public places.
8.
Insiders shall not pass on any UPSI to any person, directly or indirectly by way of making a recommendation for purchase or sale of the Securities.
9.
Insiders shall ensure that all computer files containing UPSI must have adequate security of ‘login’ and ‘password’, disclaimers or warnings etc.
10.
Any person in receipt of the UPSI pursuant to a Legitimate Purpose shall be considered as an Insider and due notice shall be given to such person to maintain the confidentiality of such information.
11.
The Company shall enter the details of the person with whom UPSI is shared in a Structured Digital Database (“SDD”) maintained for this purpose.
12.
Information referred to above shall be held by recipients in secure manner to ensure its confidentiality and prevent any unauthorized use.
13.
All UPSI directly received by any Designated Persons should be reported to the Compliance Officer immediately to ensure necessary compliances in this regard.
14.
All Insiders should treat UPSI relating to other companies, including the customers, vendors or suppliers of the Company that they may have access to on account of their association with the Company with the same care as required in relation to UPSI of the Company.
15.
No Insider should trade while in possession of or having access to any UPSI.

B2.

Chinese Wall

Chinese Wall procedures and physical arrangements (collectively called “Chinese Walls”) shall be used to manage confidential information (including UPSI) and prevent inadvertent spread and misuse of such information. In general, Chinese Walls separates areas that have access to UPSI (“Insider Area”) from those that do not have it (“Public Area”). Where Chinese Walls are in place, personnel working within an Insider Area are prohibited from communicating any UPSI to personnel in Public Area without prior approval from the Compliance Officer. In exceptional circumstances, persons in the Public Area may be brought “over the wall”, with a prior intimation to the Compliance Officer and the relevant department head, providing reasons for such persons to be brought “over the wall”, and ensuring compliance with requisite provisions including maintenance of SDD. Such persons shall be bound by confidentiality and other obligations under law, the provisions of this Code and shall not deal in Securities of the Company while the information remains UPSI.

C.
DEALING IN THE COMPANY’S SECURITIES BY “DESIGNATED PERSONS AND THEIR RELATED PERSONS

C1.

General restrictions on Trading

Designated Persons and their Related Persons will be required to ensure compliance with the following requirements:

(i)
Unless otherwise permitted under law, Designated Persons and their Related Persons shall not Trade in the Securities of the Company when the Trading Window is closed.
(ii)
Designated Persons and their Related Persons shall not Trade in the Securities of the Company when in possession of, or having access to, UPSI and till expiry of 48 (forty-eight) hours after such UPSI becomes Generally Available Information or after expiry of a cooling period from the date when the decision to abandon the project is undertaken (as may be specified), irrespective of whether there is an official announcement of Trading Window closure or not.

(iii)
Designated Persons and their Related Persons shall obtain pre-clearance for Trading in the Company’s Securities as per the procedure provided in paragraph C3 below.
(iv)
Designated Persons and their Related Persons shall not execute contra trade (i.e., undertaking an opposite transaction in the Securities, viz., either disposal or acquisition of Securities of the Company during the next 6 (six) months following the last acquisition or disposal transaction respectively). This restriction will not apply to Securities acquired through exercise of Employee Stock Option Plans (ESOPs). The restriction of contra trade will also not apply in respect of participation in Follow-on Public Offer (FPO); rights issue; bonus or tendering of shares in open offer; share buy-back or delisting offer, exit offers etc., so long as the initial transaction of buy / sell has been completed in accordance with the PIT Regulations.

The Compliance Officer may grant relaxation from the strict applicability of contra trade restrictions for reasons recorded in writing, provided that such relaxation does not violate the Code or the PIT Regulations.

In case a contra trade is executed, inadvertently or otherwise, in violation of such a restriction, the profits from such Trade shall be liable to be disgorged for remittance to SEBI for credit to the Investor Protection and Education Fund administered by it.

(v)
Designated Persons and their Related Persons shall communicate to their Investment Managers/Advisors that any dealings in Securities of the Company either directly or through Portfolio Management Services shall be made only with prior information to and concurrence from concerned Designated Person and his or her Related Persons so that breaches could be avoided/prevented and the Designated Person and his or her Related Persons can comply with disclosure requirements.
(vi)
Occasions may arise when Insiders, by virtue of their proximity to the Company, become aware prior to the end of a quarter / trading window closure that earnings for that quarter are likely to exceed, or fall below, market expectations to an extent that is material. In such a case, those Insiders should refrain from trading even prior to the normal commencement of the quarterly closed Trading Window.

C2.

Trading Window Closure and Possession of UPSI

1.
The Compliance Officer shall announce closure of Trading Window for dealing in Securities of the Company at any time for (i) Declaration of financial results; and (ii) Any other purpose in consultation with the MD & CEO, when any Designated Person or a class of Designated Persons can reasonably be expected to have possession of UPSI about the Company.
2.
Even in a case where the Designated Persons and their Related Persons are not in possession of UPSI, Trading in the Securities of the Company by “Designated Persons and their Related Persons” is strictly prohibited during the period of a Closed Trading Window as mentioned under this Code or as determined by the Compliance Officer from time to time.
3.
Unless otherwise permitted by law, the Designated Persons and their Related Persons shall be permitted to deal in the Securities of the Company only and only when the Trading Window is open by following the procedure envisaged in this Code.
4.
In respect of declaration of financial results, the Trading Window shall remain closed from the sixteenth (16th) day prior to the last day of any financial period and ending with 48 hours after the disclosure of such financial results or any other period as determined by the Insider Trading Compliance Committee from time to time but at least from the end of any financial period till 48 hours after the disclosure of such financial results. The gap between clearance of accounts by the Audit Committee and the Board meeting should be as narrow as possible, so as to avoid leakage of material information.

5.
The timing for re-opening of the Trading Window shall be determined by the Compliance Officer taking into account various factors including the UPSI in question becoming generally available and being capable of assimilation by the market. The re-opening of the Trading Window in any event shall not be earlier than 48 (forty-eight) hours after the UPSI becomes Generally Available Information.

6.
Application of Trading Window to transactions associated with Stock Option exercises:

Whether option exercises and associated transactions are subject to the Closed Trading Window depends on the nature of the exercise transaction and, in particular whether there is an associated sale as explained in the following paragraphs.

(a)
If a Designated Person simply exercises his or her vested stock option, he or she need not observe the Trading Window closure restrictions. However, the Designated Person needs to observe the closed Trading Window restrictions as regards sale of such shares acquired upon exercise of stock option.
(b)
If a Designated Person exercises his or her vested stock option through a broker’s cashless exercise procedure (which involves a market sale by the broker), or otherwise makes a contemporaneous sale of the shares the Designated Person acquires on exercise, the Designated Person shall observe the restrictions as regards sale of such shares acquired on exercise during a closed Trading Window just as they would for an ordinary market transaction.
(c)
If a Designated Person elects to fund any tax withholding obligations or to repay a loan related to the exercise of an option by instructing his broker to sell shares deliverable under the option or by selling shares the Designated Person already owns, the restrictions shall apply.

C3.

Pre-clearance of Trading

1.
Designated Persons and their Related Persons who do not possess UPSI and who intend to Trade in the Securities of the Company when the trading window is open, which cumulatively and in the aggregate has a market value exceeding INR 10,00,000 (Rupees Ten Lakh Only) in a calendar quarter shall be required to obtain pre-clearance of the transaction from the Compliance Officer by providing information in the format given under Annexure 1.

In the event of Designated Persons and their Related Persons come into possession of UPSI after the date of submitting the request for pre-clearance but before the execution of the Trade, such persons are required to inform the Compliance Officer of the change in this position and shall refrain from Trading in the Securities of the Company till the time such information becomes Generally Available Information.

2.
Pre-clearance of trade shall not be required for a trade executed as per an approved trading plan in line with the PIT Regulations. Pre-clearance shall be required for transactions for transfer of beneficiary rights to any of the Related Persons of the applicant.
3.
Designated Persons will be responsible for ensuring compliance with the Code, as specified, in respect of themselves as well as their respective Related Persons.
4.
The pre-clearance shall be valid for a period of days as may be granted by the Compliance Officer which shall, in no event, be more than 7 (seven) Trading Days. In case of failure to execute trade within the stipulated period, fresh application for obtaining pre-clearance has to be sought.
5.
The Compliance Officer may consider and pre-clear the transaction subject to the Compliance Officer being reasonably satisfied that the transaction does not constitute insider trading and subject further to such conditions as may be deemed necessary from time to time which conditions must include the following;
a.
That the Designated Person or his/her Related Person who has submitted a request for pre-clearance is not in possession of any UPSI.

b.
Designated Persons and their Related Persons will be prohibited from entering into transaction in derivatives like futures, options, etc. in shares of Wipro Limited. As a result, Designated Persons and their Related Persons will not be permitted to avail of cash less system of stock options exercise using futures.
c.
With respect to Securities of the Company, no opposite transaction can be taken for six months. For example, if Company’s Securities are bought then no sale of Company’s Securities can take place for the next six months (but purchase can continue to take place during the next six months when the trading window is open); similarly if a sale of Company’s Securities happen first then in the next six months from the date of such sale, no purchase of Company’s Securities shall take place (though sale can continue to take place during the next six months when the trading window is open).However, this restriction shall not apply to ESOP/ RSU exercise.
6.
In case of Compliance Officer, such application for pre-clearance shall be considered by the MD & CEO.
7.
The applicant shall be required to disclose the details of the Trade executed pursuant to pre-clearance within 2 (two) Trading Days of such Trade in the format prescribed under Annexure 2 of the Code.
8.
In the event the applicant does not Trade after securing pre-clearance, the applicant shall report the decision of not to trade to the Compliance Officer in writing in the format prescribed under Annexure 3 of the Code within 2 (two) Trading Days of the expiry of the approval period.
D.
TRADING PLAN

An Insider who may be perpetually in possession of UPSI is entitled to formulate a Trading Plan in line with Regulation 5 of the PIT Regulations and present it to the Compliance Officer for review and approval.

The Compliance Officer shall only approve a ‘trading plan’ in accordance with the applicable provisions of the PIT Regulations.

In case of Compliance Officer, the trading plan will be presented to the MD & CEO for approval.

E.
DISCLOSURES

E1.

Initial Disclosure

(a)
Every person on appointment as a key managerial personnel or a Director of the Company or upon becoming a promoter or member of the Promoter Group shall disclose his or her holding of securities of the Company as on the date of appointment or becoming a promoter, to the Company within seven days of such appointment or becoming a promoter, as per Form A as prescribed by SEBI and enclosed as Annexure 4 in the Code.
(b)
A Designated Person is required to submit an initial declaration in the format and manner as may be specified by the Compliance Officer at the time of joining or becoming a Designated Person, which shall inter alia contain the following minimum details of the Designated Person:
i.
name of educational institution, from which the Designated Person graduated;

ii.
name of all past employers;

iii.
Permanent Account Number (“PAN”) or in the absence of PAN, any other identifier permitted by law and mobile numbers. These details shall be submitted by Designated Person for themselves, and also, for Related Persons and persons with whom such Designated Person shares a Material Financial Relationship

E2.

Continual Disclosures

(a)
Every Promoter, member of the Promoter Group, Designated Person and Director of the Company (not covered under the ‘system driven disclosures’ framework of the Stock Exchanges) shall disclose to the Company the number of such securities acquired or disposed of by themselves and their Related Persons within two Trading Days of such transaction if the value of the Securities Traded, whether in one transaction or a series of transactions over any calendar quarter, aggregates to a traded value in excess of ten lakh rupees (INR 10,00,000), in the Form B as prescribed by SEBI and set out under Annexure 5 of the Code.
(b)
The particulars of such Trading will be reported to the Stock Exchange(s) as per the regulatory requirements.

E3.	Disclosure by other connected persons

The Compliance Officer under this Code may require any identified Connected Person or class of Connected Persons to make disclosures of holdings and Trading in Securities of the Company at such frequency as may be determined by the Company in order to monitor compliance with the PIT Regulations.

E4.	Annual / Period End Disclosure

Designated Person of the Company shall, on an annual basis, confirm the details submitted under clause E1(b) above, and re-submit the latest information, in the event of any change in any detail and also disclose their holding statements, the holding of their Related Persons and of any other person for whom such person takes trading decisions, of the Securities of the Company (including derivatives, if any) to the Compliance Officer as on 31st March every year in the format and manner as may be specified by the Compliance Officer.

F.
CERTAIN EXCEPTIONS TO THE CODE

For purposes of this Code, the Company considers that the exercise of stock options or awards made by the Wipro Equity Reward Trust (but not the sale of any such shares) is exempt from this Code, since the other party to the transaction is the Company itself or the Trust and the price does not vary with the market but is fixed by the terms of the option agreement or the plan.

G.
INTERNAL CONTROLS FOR PREVENTION OF INSIDER TRADING
1.
The Compliance Officer under the supervision of the MD & CEO of the Company shall put in place an adequate and effective system of internal controls to ensure compliance with the requirements given in the PIT Regulations to prevent insider trading.
2.
The internal controls shall include the following:
(i)
all employees who have access to UPSI shall be identified as Designated Persons;

(ii)
all UPSI shall be identified and its confidentiality shall be maintained as per the requirements of this Code and the PIT Regulations;

(iii)
adequate restrictions shall be placed on communication or procurement of UPSI as required by the Code;

(iv)
lists of all employees and other persons with whom UPSI is shared or from whom UPSI is received shall be maintained in the SDD and confidentiality agreements shall be signed or notice shall be served to all such employees and persons as relevant;

(v)
the Company will conduct periodic training sessions as well as share awareness mailers for its personnel, Designated Persons, Board and senior management, so as to sensitize them of the compliances under the PIT Regulations on an on-going basis;

(vi)
all other relevant requirements specified under the Code shall be complied with; and

(vii)
periodic process review shall be conducted by the Company to evaluate the effectiveness of internal controls in place.

3.
The Audit Committee of the Company shall review compliance with the provisions of the PIT Regulations, at least once in a financial year. and shall verify that the systems for the aforesaid internal controls are adequate and are operating effectively.
4.
Policy and procedures for inquiry in case of leak of UPSI or suspected leak of UPSI, have been formulated by the Company and duly approved by Board. The Company also has a Whistle Blower Policy which shall be available on the website of the Company. Any suspected violation of leak of UPSI or violation of this Code or PIT Regulations can be reported under the Whistle Blower Policy of the Company.
5.
Retaliation for reporting suspected violation is strictly prohibited under this Code. Employees who report any alleged violation of insider trading laws in accordance with the Informant Mechanism under the PIT Regulations, will be protected against any discharge, termination, demotion, suspension, threats, harassment, directly or indirectly or discrimination.
6.
If an inquiry is initiated by the Company in case of reported leakage of UPSI or suspected leak of UPSI, the designated persons, the intermediaries and fiduciaries engaged by the Company shall be duty bound to co-operate with the Company in connection with such inquiry conducted by the Company.
H.
PENALTY AND PUNISHMENT FOR CONTRAVENTION OF CODE OF CONDUCT
1.
The Designated Persons shall be individually responsible for complying with the applicable provisions of this Code (including to the extent the provisions hereof are applicable to their Related Persons).

2.
The persons who violate this Code shall be subject to one or more penal/ disciplinary/remedial action which in respect of a Designated Person may include instances of warning, imposition of monetary penalty, wage freeze, suspension, recovery, or termination of employment. Any amount collected under this clause would be remitted to SEBI for credit to the Investor Protection and Education Fund administered by the SEBI under the Act. The penal action will be initiated on obtaining suitable directions from the Insider Trading Compliance Committee.

3.
The Compliance Officer, on behalf of the Company, shall inform the Stock Exchange(s) where the concerned securities are traded, about such violation in the format as prescribed by the Stock Exchanges from time to time.

4.
The action by the Company shall not preclude SEBI from taking any action in case of violation of the PIT Regulations.

5.
The person, against whom information has been furnished by the Company/Compliance Officer to SEBI for violations of the PIT Regulations/Code, shall provide all information and render necessary co-operation as may be required by the Company/Compliance Officer or SEBI in this connection.

I.
APPLICABILITY OF CODE TO INSIDE INFORMATION REGARDING OTHER COMPANIES

This Code also applies to UPSI relating to other companies, including the customers, vendors or suppliers (“Business Partners” and/or “Channel Partners”), and companies competing with the

Company in large/material deals and/or strategic partnerships, and/or mergers and acquisition transactions of the Company, its subsidiaries and associate companies, when that information is obtained in the course of employment or business.

All Insiders should treat UPSI about the Company’s Business Partners and/or Channel Partners and companies competing with the Company with the same care required with respect to information related directly to the Company.

J.
INQUIRIES REGARDING THE CODE

Please direct all queries related to this Code to the Compliance Officer or to the Secretarial team of the Company, and they can be reached at corp-secretarial@wipro.com.

K.
CODE REVIEW AND AMENDMENTS

The Board reserves the power to review and amend this Code from time to time. All provisions of this Code would be subject to revision / amendment in accordance with applicable laws as may be issued by relevant statutory, governmental and regulatory authorities, from time to time. In case of any amendment(s), clarification(s), circular(s) etc. issued by the relevant statutory, governmental and regulatory authorities are not consistent with the provisions laid down under this Code, then such amendment(s), clarification(s), circular(s) etc. shall prevail upon the provisions hereunder

L.
DOCUMENT HISTORY
1.
First amendment October 2006
2.
Second amendment January 2007
3.
Third amendment July 2009
4.
Fourth amendment April 2012
5.
Fifth amendment May 2015
6.
Sixth amendment March 2019
7.
Seventh amendment October 2019
8.
Eighth amendment July 2020
9.
Nineth amendment October 2021
10.
Tenth amendment September 2023
11.
Eleventh amendment October 2025 (effective December 01, 2025)

ANNEXURE A

DEFINITIONS RELEVANT TO THE CODE

(a)
“Act” means the Securities and Exchange Board of India Act, 1992, as amended from time to time.
(b)
“Board of Directors” / “Board” means the Board of Directors of the Company.
(c)
“Compliance Officer” means any senior officer who is designated so and reporting to the Board of Directors and who is financially literate and is capable of appreciating requirements for legal and regulatory compliance under PIT Regulations and who shall be responsible for compliance of policies, procedures, maintenance of records, monitoring adherence to the rules for the preservation of unpublished price sensitive information, monitoring of trades and the implementation of this Code under the overall supervision of the Board of Directors;
(d)
“Connected Person” means,-
(i)
any person who is or has during the six months prior to the concerned act been associated with the Company, directly or indirectly, in any capacity including by reason of frequent communication with its officers or by being in any contractual, fiduciary or employment relationship or by being a director, officer or an employee of the Company or holds any position including a professional or business relationship between himself and the Company whether temporary or permanent, that allows such person, directly or indirectly, access to Unpublished Price Sensitive Information or is reasonably expected to allow such access.
(ii)
Without prejudice to the generality of the foregoing, the persons falling within the following categories shall be deemed to be connected persons unless the contrary is established, -
(a)
relative of connected persons specified in clause (i) above; or
(b)
a holding company or associate company or subsidiary company; or
(c)
an intermediary as specified in section 12 of the Act or an employee or director thereof; or
(d)
an investment company, trustee company, asset management company or an employee or director thereof; or
(e)
an official of a stock exchange or of clearing house or corporation; or
(f)
a member of board of trustees of a mutual fund or a member of the board of directors of the asset management company of a mutual fund or is an employee thereof; or
(g)
a member of the board of directors or an employee, of a public financial institution as defined in section 2 (72) of the Companies Act, 2013; or
(h)
an official or an employee of a self-regulatory organization recognized or authorized by the Board; or
(i)
A banker of the Company; or
(j)
A concern, firm, trust, Hindu undivided family, company or association of persons wherein a director of a Company or his relative or banker of the Company, has more than ten per cent of the holding or interest;

(k)
a firm or its partner or its employee in which a connected person specified in clause (i) above is also a partner; or
(l)
a person sharing household or residence with a connected person specified in clause (i) above.

Note: For the purpose of this clause, “Relative” shall mean the following:

a.
spouse of the person;

b.
parent of the person and parent of its spouse;

c.
sibling of the person and sibling of its spouse;

d.
child of the person and child of its spouse;

e.
spouse of the person listed at sub-clause (c); and

f.
spouse of the person listed at sub-clause (d).

(e)
“Designated Persons” means the persons so designated by the Board in consultation with the Compliance Officer to be covered by the Code on the basis of their role and function in the organization and the access that such role and function would provide to UPSI in addition to seniority and professional designation and shall include:
i.
Directors of the Company and their secretaries, executive assistants, by whatever named called;
ii.
All employees who directly report to the Chairman and Managing Director of the Company;
iii.
Employees of the Company designated on the basis of their functional role or access to UPSI in the Company;
iv.
Employees of Material Subsidiaries of the Company designated on the basis of their functional role or access to UPSI in the Company;
v.
All promoters of the Company;
vi.
Chief Executive Officer and employees up to two levels below Chief Executive Officer of the Company;
vii.
Chief Executive Officer and employees up to two levels below Chief Executive Officer of the Material Subsidiaries of the Company irrespective of their functional role in the company or ability to have access to UPSI;
viii.
Any support staff of the Company, such as IT staff or secretarial staff who have access to UPSI.
ix.
Any other Insider, as the Compliance Officer deems fit to be subjected to this Code.
(f)
“Generally Available Information” means information that is accessible to the public on a non-discriminatory basis and shall not include unverified event or information reported in print or electronic media.
(g)
“Immediate Relative” means a spouse of the Designated Person, and includes parent, sibling, and child of such person or of the spouse, any of whom is either dependent financially on such person, or consults such person in taking decisions relating to trading in securities.
(h)
“Insider” means any person who is:

(i)
a Connected Person; or
(ii)
in possession of or having access to unpublished price sensitive information.
(i)
“Legitimate Purpose” shall mean sharing of UPSI in accordance with the provisions set out under the Code of Fair Disclosures of the Company as formulated under the PIT Regulations.
(j)
“Material Financial Relationship” shall mean a relationship in which one person is a recipient of any kind of payment such as by way of a loan or gift from a Designated Person during the immediately preceding twelve months, equivalent to at least 25% of the annual income of such Designated Person but shall exclude relationships in which the payment is based on arm’s length transactions.
(k)
“Material Subsidiary” shall have the meaning assigned to it under the Securities and Exchange Board of India (Listing Obligations and Disclosure Requirements) Regulations, 2015.
(l)
“Promoter” and “Promoter Group” shall have the meaning assigned to them under the Securities and Exchange Board of India (Issue of Capital and Disclosure Requirements) Regulations, 2018 or any modification thereof.
(m)
“Related Persons” shall include:
(i)
Immediate Relatives of the Designated Persons; and
(ii)
Any entity, HUF, trust, or any other structure in respect of which the Designated Person or their Immediate Relative exercises control, makes trading decisions, or has the ability to influence trading decisions.
(n)
“Securities” shall have the meaning assigned to it under the Securities Contracts (Regulation) Act, 1956 (“SCRA”) including any amendment thereof.
(o)
“Stock Exchanges” shall mean the National Stock Exchange of India Limited and BSE Limited.
(p)
“Trading” means and includes subscribing, redeeming, switching, buying, selling, dealing, or agreeing to subscribe, redeem, switch, buy, sell, deal in any securities, and “Trade” shall be construed accordingly;

For the avoidance of doubt, it is clarified that:

a.
“Trade” includes creation, invocation and revocation of a pledge in Securities, a transfer/receipt of any Securities of the Company through gift.

b.
PIT Regulations are also applicable on transmission of shares. However, transmission of shares shall be exempted from provisions of Trading Window closure, pre-clearance and contra trade but the norms relating to disclosure requirements shall be applicable on such transmission.

(q)
“Trading Day” means a day on which the recognized stock exchanges are open for trading.
(r)
“Trading Window” means a notional window used as an instrument of monitoring Trading by Designated Persons and includes the period available to the Designated Persons and/or their Related Persons for Trading in the Securities of the Company.
(s)
“Unpublished Price Sensitive Information” shall have the same meaning assigned to it under the PIT Regulations and means any information, relating to a Company or its securities, directly or indirectly, that is not Generally Available Information which upon becoming generally available, is likely to materially affect the price of the securities and shall, ordinarily including but not restricted to, information relating to the following: –

(i)
financial results / statements;
(ii)
dividends;
(iii)
change in capital structure;
(iv)
mergers, de-mergers, acquisitions, delisting, disposals and expansion of business award or termination of order/ contracts not in the normal course of business and such other transactions;
(v)
changes in key managerial personnel other than due to superannuation or end of term, and resignation of a statutory auditor or secretarial auditor;
(vi)
change in rating(s), other than ESG rating(s);
(vii)
fund raising proposed to be undertaken;
(viii)
agreements, by whatever name called, which may impact the management or control of the company;
(ix)
fraud or defaults by the Company, its promoter, director, key managerial personnel, or subsidiary or arrest of key managerial personnel, Promoter or director of the Company, whether occurred within India or abroad;
(x)
resolution plan/ restructuring or one time settlement in relation to loans/borrowings from banks/financial institutions;
(xi)
admission of winding-up petition filed by any party /creditors and admission of application by the Tribunal filed by the corporate applicant or financial creditors for initiation of corporate insolvency resolution process against the company as a corporate debtor, approval of resolution plan or rejection thereof under the Insolvency and Bankruptcy Code, 2016;
(xii)
initiation of forensic audit, by whatever name called, by the Company or any other entity for detecting mis-statement in financials, misappropriation/ siphoning or diversion of funds and receipt of final forensic audit report;
(xiii)
action(s) initiated or orders passed within India or abroad, by any regulatory, statutory, enforcement authority or judicial body against the Company or its directors, key managerial personnel, Promoter or subsidiary, in relation to the company;
(xiv)
outcome of any litigation(s) or dispute(s) which may have an impact on the Company;
(xv)
giving of guarantees or indemnity or becoming a surety, by whatever named called, for any third party, by the Company not in the normal course of business;
(xvi)
granting, withdrawal, surrender, cancellation or suspension of key licenses or regulatory approvals.

Explanation 1- For the purpose of sub-clause (ix):

a.
‘Fraud’ shall have the same meaning as referred to in Regulation 2(1)(c) of SEBI (Prohibition of Fraudulent and Unfair Trade Practices relating to Securities Market) Regulations, 2003.
b.
‘Default’ shall have the same meaning as referred to in Clause 6 of paragraph A of Part A of Schedule III of SEBI (Listing Obligations and Disclosure Requirements) Regulations, 2015 (“LODR Regulations”).

Explanation 2- For identification of events enumerated in this clause as UPSI, the guidelines for materiality referred at paragraph A of Part A of Schedule III of the LODR Regulations as may be specified by SEBI from time to time and materiality as referred at paragraph B of Part A of Schedule III of the LODR Regulations shall be applicable.

Terms used but not defined under the Code shall have the meanings as ascribed to them under the PIT Regulations, the Act, the Securities Contracts (Regulation) Act, 1956, the Depositories Act, 1996 or Companies Act, 2013 and the rules and regulations made thereunder, as the case maybe.

Annexure 1

FORM FOR PRE-CLEARANCE OF TRANSACTIONS

To

The Compliance Officer

Wipro Limited

In accordance with the Company’s Code of Conduct to Regulate, Monitor and Report Trading by Designated Persons of the Company and their Related Persons (“Code”), I hereby request you to kindly permit me / my Related Person(s) as defined in the Code to Trade in the Securities of the Company, as per details below:

Name of the person who is undertaking the Trade (Designated Person/ Related Person)
Nature of relationship (Self, spouse, etc.)
PAN of the person who is undertaking the Trade
Type of Securities (equity, debentures, etc.)
Nature of Trade (purchase, sale, pledge, gift, etc.)
No. of Securities for which approval is being sought

In relation to the above trading, I undertake that:

(i)
I, being a Designated Person, declare that neither me nor my Related Persons are in possession of or privy to any information that could be construed as Unpublished Price Sensitive Information (“UPSI”) as defined in the Code up to the time of signing this Undertaking/Declaration.
(ii)
In case I have access to / receive any UPSI before execution of the transaction, I shall inform the Compliance Officer of the change in my position and refrain myself and shall also ensure that my Related Persons would completely refrain from Trading in the Securities (including derivatives, if any) of the Company till the time such UPSI becomes Generally Available Information.
(iii)
I am aware that, I shall be liable to face penal consequences and / or disciplinary action in case the above are found to be misleading or incorrect at any time.

Annexure 2

FORMAT FOR DISCLOSURE OF PRE-APPROVED TRANSACTIONS

To

The Compliance Officer

Wipro Limited

In accordance with the Company’s Code of Conduct to Regulate, Monitor and Report Trading by Designated Persons of the Company and their Related Persons (“Code”), please see below details of Trades executed pursuant to the pre-clearance granted to me:

Name of the person who has undertaken Trade
Nature of relationship (Self, spouse, etc.)
Type of Securities (equity, debentures, etc.)
Nature of Trade (purchase, sale, pledge, gift, etc.)
Trade Date
No. of Securities dealt with
Amount of Trade

I declare that the above information is correct and that no provisions of the Code and/or applicable laws/regulations have been contravened for effecting the above said transaction(s).

Annexure 3

FORMAT FOR REPORTING NON-EXECUTION OF TRADES

To

The Compliance Officer

Wipro Limited.

In accordance with the Company’s Code of Conduct to Regulate, Monitor and Report Trading by Designated Persons of the Company and their Related Persons (“Code”), I wish to inform you that as against the pre-clearance approval granted to me, the transaction for the following Securities of the Company were not executed during approval period, for the reason provided below:

Name of the person who had obtained pre-clearance
Nature of relationship (Self, spouse, etc.)
PAN
Pre-Clearance Approval Grant Date
Approval obtained for total no of Securities
Type of Securities (equity, debentures, etc.)
No. of Securities for transaction executed
No. of Securities for transaction not executed
Reason for transaction not executed

I request you to take above on records and declare that I have made full and true disclosure in the matter.

Annexure 4

INITIAL DISCLOSURE UNDER REGULATION 7 (1) (B) READ WITH REGULATION 6(2) OF THE PIT REGULATIONS

Name of the company: Wipro Limited

ISIN of the company: ________________________________

Details of Securities held on appointment of Key Managerial Personnel (KMP) or Director or upon becoming a Promoter or Member of the Promoter Group of a listed company and immediate relatives of such persons and by other such persons as mentioned in Regulation 6(2)

Name, PAN, CIN/DIN& Address with contact nos.	Category of Person (KMP/Director or Promoter or member of the promoter group/Immediate relative to/others, etc.)	Date of appointment of Director / KMP OR Date of becoming Promoter /Member of Promoter group	Securities held at the time of appointment of KMP/ director or upon becoming Promoter/ Member of Promoter Group		% of shareholding
			Type of security (For e.g. – Shares, Warrants, Convertible Debentures, Rights entitlements, etc.)	No.
1	2	3	4	5	6

Note: “Securities” shall have the meaning as defined under regulation 2(1) (i) of SEBI (Prohibition of Insider Trading Regulations, 2015.

Details of Open Interest (OI) in derivatives on the securities of the company held on appointment of KMP or Director or upon becoming a Promoter or member of the promoter group of a listed company and immediate relatives of such persons and by other such persons as mentioned in Regulation 6(2).

Open Interest of the Future contracts held at the time of appointment of Director/KMP or upon becoming Promoter/member of the promoter group			Open Interest of the Option Contracts held at the time of appointment of Direct/KMP or upon becoming Promoter/member of the promoter group
Contract specifications	Number of units (contracts*lot size)	Notional value in Rupee terms	Contract specifications	Number of units (contracts*lot size)	Notional value in Rupee terms
7	8	9	10	11	12

Note: In case of Options, notional value shall be calculated based on premium plus strike price of options

Name &Signature:

Designation:

Date:

Place:

Annexure 5

FORMAT FOR DISCLOSURE OF TRANSACTIONS CROSSING CERTAIN THRESHOLDS BY PROMOTER/ MEMBER OF THE PROMOTER GROUP/ DIRECTORS/ DESIGNATED PERSON PURSUANT TO REGULATION 7 (2) READ WITH REGULATION 6(2)

Name of the company: Wipro Limited

ISIN of the company: ________________________________

Details of change in holding of the securities of the Company and Details of trading in derivatives on the securities of the Company by Promoter, Member of the Promoter Group, Designated Person or Director of a listed company and such other persons as mentioned in Regulation 6(2)

Name, PAN No., CIN/DIN & address of Promoter / Member of Promoter Group/ KMP / Designated Person / Director with contact nos.	Category of Person (Promoters / Member of Promoter Group/ KMP/ Designated Person / Directors / immediate relatives to /others, etc.)	Securities held prior to acquisition / disposal		Securities acquired/ disposed				Securities held post acquisition / disposal		Date of allotment advice/ acquisition of shares/ disposal of shares specify		Date of intimation to com pany	Mode of acquisition (market purchase /public rights preferential offer /off market/ Inter-se transfer, etc.	Exchange on which the trade was executed
		Type of security (For e.g. – Shares, Warrants, Conver tible Deben tures, Right entitlemets, etc.)	No. and % of share holding	Type of security (For e.g. – Shares, Warrants, Conver tible Deben tures, Right entitlemets etc.)	No.	Value	Transaction type (Purchase/ sale/ pledge/ revocation/ other-please specify)	Type of security (For e.g. – Shares, Warrants, Conver tible Deben tures, Right entitlemets etc.)	No. and % of shareholding	From	To
1	2	3	5	6	7	8	9	10	11	12	13	14	15	16

Notes:

1.
“Securities” shall have the meaning as defined under regulation 2(I)(i) of SEBI (Prohibition of Insider Trading) Regulations, 2015, as amended from time to time.
2.
Value of transaction excludes taxes/brokerage/ any other charges

Details of trading in derivatives on the securities of the company by Promoter, member of the promoter group, designated person or Director of a listed company and immediate relatives of such persons and other such persons as mentioned in Regulation 6(2)

Trading in derivatives (Specify type of contract, Futures or Options etc.)						Exchange on which the trade was executed
Type of contract	Contract specifications	Buy		Sell
		Notional Value	Number of units (contracts * lot size)	Notional Value	Number of units (contracts * lot size)
16	17	18	19	20	21	22

Note: In case of Options, notional value shall be calculated based on Premium plus strike price of options.

Name &Signature:

Designation:

Date:

Place: